UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2016

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2016, Packaging Corporation of America (“PCA”) and Richard B. West, PCA’s former chief financial officer, entered into an agreement in connection with Mr. West’s retirement (which was previously disclosed pursuant to Item 5.02 of PCA’s Current Report on Form 8-K filed on June 5, 2015).

The agreement provides that the retirement date will now be January 29, 2016 and that Mr. West will perform certain project work for PCA after the retirement date through December 31, 2016, the expiration date. Mr. West will be subject to customary confidentiality, non-competition and non-solicitation covenants. Mr. West will receive compensation of $30,000 per month during the term of the agreement and all unvested equity awards, consisting of 60,647 shares of restricted stock and 20,604 performance units, held by Mr. West will vest or be paid out on his retirement date.

The agreement is filed herewith as Exhibit 10.1, which is incorporated by reference herein. The above summary is qualified in its entirety by reference to the entire agreement.

Item 9.01.	Financial Statements and Exhibits.

(D)	Exhibits

10.1	Agreement, dated January 19, 2016, between PCA and Richard B. West

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel and Secretary

Date: January 22, 2016